Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2026, with respect to the consolidated financial statements included in the Annual Report of Swvl Holdings Corp on Form 20-F for the year ended December 31, 2025. We consent to the incorporation by reference of said reports in the Registration Statements of Swvl Holdings Corp on Form F-3 (File No. 333-279918) and on Form S-8 (File No. 333-265464).

/s/ Bansal & CO LLP

Bansal & CO LLP

New Delhi

April 20, 2026